                                            Exhibit 21

PATRICK INDUSTRIES, INC.

SUBSIDIARIES OF THE REGISTRANT

Company	State or Country of Incorporation
Adorn Holdings, Inc.	Delaware
All Counties Glass, Inc.	California
All State Glass, Inc.	California
Anything Boating, LLC	Tennessee
Arran Isle, Inc.	Indiana
Bathroom & Closet, LLC	Nevada
Bristol Pipe, LLC	Indiana
Dehco, Inc.	Indiana
Dowco, Inc.	Wisconsin
Dura Shower Enclosures Co., Ltd	China
Fresno Shower Door, Inc.	California
Front Range Stone, Inc.	Colorado
G.G. Schmitt & Sons, Inc.	Pennsylvania
Geremarie Corporation	Illinois
Great Lakes Boat Top, LLC	Delaware
Heywood Williams USA, LLC	Indiana
Highland Lakes Acquisition, LLC	Delaware
Hyperform, Inc. Seadek Marine Products	Florida
ICON Direct LLC	Michigan
Inland Plywood Company	Michigan
Johnson's Building Supply LLC	Michigan
Katalyst Industries LLC	Texas
KLS Doors, LLC	California
Larry Methvin Installations, Inc.	California
LaSalle Bristol Corporation	Indiana
LaSalle Bristol, LLC	Delaware
LaSalle Bristol, LP	Indiana
Marine Accessories Corporation	Arizona
Marine Accessories Europe B.V.	The Netherlands
Marine Accessories Europe Holdco, LLC	Delaware
Marine Ladders, LLC	Indiana
Medallion Instrumentation Systems, LLC	Michigan
Monster Marine Products, Inc.	Delaware
Off-Road Acquisition Co, LLC	Delaware
Off-Road Blue Investments, LLC	Delaware
Off-Road Intermediate Holdings, LLC	Delaware
Patrick Marine Transportation, LLC	Indiana
Patrick PS Holdco, LLC	Indiana
Patrick Transportation, LLC	Indiana
Rockford Corporation	Arizona
SEI Manufacturing, Inc.	Indiana
Shanghai Daoke Trading Co, Ltd.	China
Shower Enclosures America, Inc.	California
Sportech, LLC	Minnesota
Structural Composites, LLC	Indiana
Sunrise Pipe and Supply, Ltd.	Canada
Taco Metals, LLC	Florida
The Tumacs Corporation	Pennsylvania
Topline Counters, LLC	Washington
Transhield, Inc.	Indiana

Company	State or Country of Incorporation
Transhield de Mexico S. de R.L. De C.V.	Mexico
Transport Indiana, LLC	Indiana
Transport Synergy, LLC	Indiana
TS Buyer Corp	Indiana
Tumacs Holdings LLC	Pennsylvania
Tumacs LLC	Pennsylvania
Wet Sounds, Inc.	Texas
Xtreme Marine Corporation	Delaware